INDEPENDENT AUDITORS' REPORT ON SCHEDULES
To the Board of Directors and Stockholders
Acceptance Insurance Companies Inc. and Subsidiaries

We have audited the consolidated financial statements of Acceptance Insurance Companies Inc. and subsidiaries as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, and have issued our report thereon dated February 28, 2000; such financial statements and report are included elsewhere in this Form 10-K. Our audits also included the financial statement schedules of Acceptance Insurance Companies Inc. and subsidiaries, listed in Item 14. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Omaha, Nebraska
February 28, 2000